Financial Data

SBC COMMUNCIATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
Dollars in millions except per share amounts
(Unaudited)	Three Months Ended	Six Months Ended
6/30/03	6/30/02	% Chg	6/30/03	6/30/02	% Chg
Operating Revenues
Voice	$5,604	$6,283	-10.8%	$11,370	$12,636	-10.0%
Data	2,491	2,425	2.7%	4,970	4,816	3.2%
Long-distance voice	612	588	4.1%	1,190	1,179	0.9%
Directory advertising	1,080	1,067	1.2%	2,156	1,772	21.7%
Other	417	480	-13.1%	851	962	-11.5%
Total Operating Revenues	10,204	10,843	-5.9%	20,537	21,365	-3.9%

Operating Expenses
Cost of sales (exclusive of depreciation) and amortization shown separately below)	4,035	4,094	-1.4%	8,076	8,006	0.9%
Selling, general and administrative Selling	1,765	1,750	0.9%	3,482	3,322	4.8%
General and administrative	678	679	-0.1%	1,359	1,399	-2.9%
Selling, general and administrative	2,443	2,429	0.6%	4,841	4,721	2.5%
Depreciation and amortization	1,977	2,156	-8.3%	3,973	4,292	-7.4%
Total Operating Expenses	8,455	8,679	-2.6%	16,890	17,019	-0.8%
Operating Income	1,749	2,164	-19.2%	3,647	4,346	-16.1%
Interest Expense	375	340	10.3%	692	690	0.3%
Interest Income	143	148	-3.4%	279	290	-3.8%
Equity in Net Income of Affiliates	471	450	4.7%	836	887	-5.7%
Other Income (Expense) - Net	84	209	-59.8%	1,665	225	-
Income Before Income Taxes	2,072	2,631	-21.2%	5,735	5,058	13.4%
Income Taxes	684	849	-19.4%	1,892	1,649	14.7%
Income Before Cumulative Effect of Accounting Change	1,388	1,782	-22.1%	3,843	3,409	12.7%
Cumulative Effect of Accounting Change, net of tax	-	-	-	2,548	(1,820)	-
Net Income	$1,388	$1,782	-22.1%	$6,391	$1,589	-

Basic Earnings Per Share:
Income Before Cumulative Effect of Accounting Change	$0.42	$0.53	-20.8%	$1.16	$1.02	13.7
Net Income	$0.42	$0.53	-20.8%	$1.92	$0.48	-
Weighted Average Common Shares Outstanding (000,000)	3,323	3,333	-0.3%	3,321	3,340	-0.6%

Diluted Earnings Per Share:
Income Before Cumulative Effect of Accounting Change	$0.42	$0.53	-20.8%	$1.15	$1.02	12.7%
Net Income	$0.42	$0.53	-20.8%	$1.92	$0.47	-
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,334	3,352	-0.5%	3,334	3,361	-0.8%

Financial Data

SBC COMMUNCIATIONS INC.
Statements of Segment Income
Dollars in millions
(Unaudited)	Three Months Ended	Six Months Ended

Wireline	6/30/03	6/30/02	% Chg	6/30/03	6/30/02	% Chg
Segment Operating Revenues
Voice	$5,591	$6,276	-10.9%	$11,345	$12,622	-10.1%
Data	2,491	2,425	2.7%	4,970	4,816	3.2%
Long-distance voice	612	588	4.1%	1,190	1,179	0.9%
Other	404	448	-9.8%	824	901	-8.5%
Total Segment Operating Revenues	9,098	9,737	-6.6%	18,329	19,518	-6.1%

Segment Operating Expenses
Cost of sales	3,830	3,901	-1.8%	7,667	7,665	-
Selling, general and administrative Selling	1,614	1,563	3.3%	3,146	3,014	4.4%
General and administrative	654	591	10.7%	1,188	1,172	1.4%
Selling, general and administrative	2,268	2,154	5.3%	4,334	4,186	3.5%
Depreciation and amortization	1,953	2,119	-7.8%	3,922	4,218	-7.0%
Total Segment Operating Expenses	8,051	8,174	-1.5%	15,923	16,069	-0.9%
Segment Income	$1,047	$1,563	-33.0%	$2,406	$3,449	-30.2%

Cingular *
Segment Operating Revenues
Service revenues	$3,531	$3,492	1.1%	$6,877	$6,808	1.0%
Equipment sales	255	256	-0.4%	499	483	3.3%
Total Segment Operating Revenues	3,786	3,748	1.0%	7,376	7,291	1.2%

Segment Operating Expenses
Cost of services and equipment sales	1,253	1,196	4.8%	2,422	2,323	4.3%
Selling, general and administrative	1,269	1,375	-7.7%	2,486	2,674	-7.0%
Depreciation and amortization	508	455	11.6%	996	905	10.1%
Total Segment Operating Expenses	3,030	3,026	0.1%	5,904	5,902	-
Segment Operating Income	756	722	4.7%	1,472	1,389	6.0%
Other Income (Expense) - Net	(334)	(323)	-3.4%	(629)	(618)	-1.8%
Segment Income	$422	$399	5.8%	$843	$771	9.3%

* Results reflect 100% of Cingular Wireless' actual results.

Directory
Segment Operating Revenues	$1,066	$1,056	0.9%	$2,128	$1,755	21.3%
Segment Operating Expenses
Cost of sales	224	211	6.2%	440	389	13.1%
Selling, general and administrative Selling	159	147	8.2%	313	266	17.7%
General and administrative	100	77	29.9%	203	160	26.9%
Selling, general and administrative	259	224	15.6%	516	426	21.1%
Depreciation and amortization	4	8	-50.0%	11	16	-31.3%
Total Segment Operating Expenses	487	443	9.9%	967	831	16.4%
Segment Income	$579	$613	-5.5%	$1,161	$924	25.6%

International
Segment Operating Revenues	$8	$10	-20.0%	$14	$17	-17.6%
Segment Operating Expenses	11	18	-38.9%	32	41	-22.0%
Segment Operating Income (Loss)	(3)	(8)	62.5%	(18)	(24)	25.0%
Equity in Net Income of Affiliates	216	206	4.9%	328	415	-21.0%
Segment Income	$213	$198	7.6%	$310	$391	-20.7%

Financial Data

SBC COMMUNCIATIONS INC.
CONSOLIDATED BALANCE SHEETS
Dollars in millions except per share amounts
(Unaudited)	6/30/03	12/31/02

Assets
Current Assets
Cash and cash equivalents	$5,139	$3,567
Accounts receivable - net of allowances for uncollectibles of $1,253 and $1,427	5,881	8,540
Prepaid expenses	968	687
Deferred income taxes	1,495	704
Other current assets	1,277	591
Total current assets	14,760	14,089
Property, plant and equipment - at cost	131,986	131,755
Less: accumulated depreciation and amortization	79,452	83,265
Property, Plant and Equipment - Net	52,534	48,490
Goodwill - Net	1,643	1,643
Investments in Equity Affiliates	11,496	10,470
Notes Receivable From Cingular Wireless	5,885	5,922
Other Assets	14,333	14,443
Total Assets	$100,651	$95,057

Liabilities and Shareowners' Equity
Current Liabilities
Debt maturing within one year	$1,790	$3,505
Accounts payable and accrued liabilities	8,935	9,413
Accrued taxes	3,002	870
Dividends payable	1,272	895
Total current liabilities	14,999	14,683
Long-Term Debt	16,738	18,536
Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	12,728	10,726
Postemployment benefit obligation	14,141	14,094
Unamortized investment tax credits	225	244
Other noncurrent liabilities	3,637	3,575
Total deferred credits and other noncurrent liabilities	30,731	28,639

Shareowners' Equity
Common shares issued ($1 par value)	3,433	3,433
Capital in excess of par value	12,986	12,999
Retained earnings	27,819	23,802
Treasury shares (at cost)	(4,342)	(4,584)
Additional minimum pension liability adjustment	(1,473)	(1,473)
Accumulated other comprehensive income	(240)	(978)
Total shareowners' equity	38,183	33,199
Total Liabilities and Shareowners' Equity	$100,651	$95,057

Financial Data

SBC COMMUNCIATIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions, increase (decrease) in cash and cash equivalents
(Unaudited)	Six months ended
6/30/03	6/30/02
Operating Activities
Net income	$6,391	$1,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,973	4,292
Undistributed earnings from investments in equity affiliates	(593)	(685)
Provision for uncollectible accounts	576	794
Amortization of investment tax credits	(19)	(17)
Deferred income tax expense	644	576
Gain on sale of investments	(1,647)	(297)
Cumulative effect of accounting change, net of tax	(2,548)	1,820
Retirement benefit funding	(445)	-
Changes in operating assets and liabilities:
Accounts receivable	473	107
Other current assets	(213)	170
Accounts payable and accrued liabilities	1,106	(1,886)
Other - net	(891)	170
Total adjustments	416	5,044
Net Cash Provided by Operating Activities	6,807	6,633

Investing Activities
Construction and capital expenditures	(1,969)	(3,496)
Investments in affiliates	-	119
Purchase of short-term investments	(285)	-
Dispositions	2,620	280
Acquisitions	-	(406)
Net Cash Provided by (Used in) Investing Activities	366	(3,503)

Financing Activities
Net change in short-term borrowings with original maturities of three months or less	(78)	332
Issuance of other short-term borrowings	-	4,465
Repayment of other short-term borrowings	(1,070)	(5,840)
Issuance of long-term debt	-	996
Repayment of long-term debt	(2,496)	(354)
Purchase of treasury shares	-	(1,223)
Issuance of treasury shares	42	97
Dividends paid	(1,999)	(1,762)
Other	-	(1)
Net Cash Used in Financing Activities	(5,601)	(3,290)
Net increase (decrease) in cash and cash equivalents	1,572	(160)
Cash and cash equivalents beginning of year	3,567	703
Cash and Cash Equivalents End of Period	$5,139	$543